UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2017

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Executive Officer and President Richard C. Stockinger to the Board of Directors

On April 28, 2017, the board of directors (the "Board") of Fiesta Restaurant Group, Inc. (the "Company") appointed Richard C. Stockinger, the Chief Executive Officer and President of the Company, as a Class III member of the Board effective April 28, 2017.

Mr. Stockinger, age 58, has been Chief Executive Officer and President of Fiesta Restaurant Group since February 2017. Previously, he served as President and Chief Executive Officer of Benihana Inc. ("Benihana") from 2009 until 2014, as a member of the Board of Directors of Benihana from 2008 until 2014, as a member of the Audit Committee of Benihana from 2008 until 2009, and as Chairman of the Board of Directors of Benihana from 2010 until 2012. Prior to joining Benihana, Mr. Stockinger spent more than two decades at The Patina Restaurant Group, LLC and its predecessor Restaurant Associates, Inc. during which time he served in various senior executive capacities, including as President from 2003 until 2008 and as a director from 1998 until 2006. Most recently, Mr. Stockinger had served as a consultant to Bruckmann, Rosser, Sherrill & Co., a private equity firm, from 2014 until 2017, and Not Your Average Joes, a private restaurant company of which Mr. Stockinger is also a member of its board of directors. With nearly two decades of experience as a senior executive officer and as a director of several restaurant companies, Mr. Stockinger brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board. Other than Mr. Stockinger's employment with the Company, Mr. Stockinger does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Appointment of Nicholas P. Shepherd to the Board of Directors

On April 28, 2017, the Board appointed Nicholas P. Shepherd as a Class I member of the Board effective April 28, 2017.

Mr. Shepherd, age 58, served as Chief Executive Officer and President of TGI Friday's, Inc. (formerly known as Carlson Restaurants Worldwide Inc.) from 2009 until 2015. From 2008 until 2009, Mr. Shepherd served as Chief Executive Officer and Chairman of the Board of Directors of Sagittarius Brands, Inc., a private restaurant holding company, which owned and operated the Del Taco and Captain D's restaurant brands. From 1995 until 2007, Mr. Shepherd served in several capacities at Blockbuster, Inc., including serving as Chief Operating Officer during 2007, President of Blockbuster North American from 2004 to 2007, Executive Vice President and Chief Marketing and Merchandising Officer from 2001 until 2004, Senior Vice President International from 1998 until 2001 and Vice President and General Manager from 1995 until 1999. Mr. Shepherd currently serves on the Board of Directors and as Chairman of the Nominating & Corporate Governance Committee of Spirit Realty Capital, Inc., a publicly traded real estate investment trust. Mr. Shepherd, as former President and Chief Executive Officer of TGI Friday's, Inc., brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board. Mr. Shepherd does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on May 1, 2017 announcing the appointments of Richard C. Stockinger and Nicholas P. Shepherd to the Board, the full text of which is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release, dated May 1, 2017.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: May 1, 2017

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Senior Vice President, General Counsel and Secretary

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